UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2013 (November 14, 2013)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 35th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2013, the Board of Directors (the “Board”) of Delcath Systems, Inc. (the “Company”) approved an employee retention program for certain of its key employees, including the Company’s executive officers. The executive officers of the Company will be eligible to receive a cash retention bonus equal to fifty percent (50%) of their current annual salary if the executive officer remains employed by the Company through March 31, 2015 (the “Cash Incentive”). In addition, as a component of the employee retention program, the executive officers were awarded, on November 14, 2013, a number of stock options to purchase Company common stock of which the total value of the grant is equal to ten percent (10%) of the executive officer’s current annual salary (as calculated using the Black Scholes model utilizing historical trading volatility), priced as of the close of business on the date of grant, to vest in full on March 31, 2015 if the executive officer remains employed by the Company through that date (the “Stock Option Incentive”). The Stock Option Incentive will be granted under and subject to the Company’s 2009 Stock Incentive Plan. If the executive officer is terminated without cause or leaves for “good reason” prior to March 31, 2015, he or she will receive the Cash Incentive, and the vesting of the Stock Option Incentive will be accelerated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: November 18, 2013	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Executive Vice President, General Counsel